Exhibit 10.10

ASSIGNMENT AND ASSUMPTION OF LEASE

This ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made as of this 1st day of July, 2010, by E-T-T ENTERPRISES L.L.C., a Nevada limited liability company (“Assignor”), and E-T-T, INC., a Nevada corporation (“Assignee”).

R E C I T A L S:

A.            Assignor is presently the “tenant” under that certain Lease Agreement by and between Assignor and The Herbst Family Limited Partnership II, as “landlord,” dated as of July 1, 1997 (the “Lease”), which Lease affects the real property located in the County of Clark, State of Nevada, more particularly described in Exhibit A attached hereto and incorporated herein by this reference the (“Property”); and

B.            Assignor has agreed to assign, and Assignee has agreed to accept, all of Assignor’s rights, duties and obligations under the Lease.

NOW, THEREFORE, in order to carry out the terms of the Agreement, and in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.  Assignor and Assignee hereby agree as follows:

1.             Assignment.  Assignor hereby grants, transfers, conveys and assigns to Assignee all of Assignor’s right, title, estate and interest in, to and under the Lease, together with any right, title, and interest of Assignor in and to any subleases, if any, relating to any portion of the Property.

2.             Assumption.  Assignee hereby accepts such assignment of Assignor’s right, title, estate and interest in, to and under the Lease, and, in addition, (i) assumes and agrees to be bound by all of the terms of the Lease, and (ii) agrees to keep, perform, fulfill, and observe all of the terms, covenants, obligations, agreements, and conditions required to be kept, performed, fulfilled, and observed by the tenant under the Lease or any subleases from and after the execution and delivery of this Assignment by Assignor and Assignee.

3.             Indemnification of Assignor.  Assignee hereby agrees to indemnify, defend, and hold Assignor harmless from and against any and all liability, loss, cost, damage and expense (including, without limitation, reasonable attorneys’ fees and costs) directly or indirectly arising out of or based upon Assignee’s failure to keep, perform, fulfill and observe any of the terms, covenants, obligations, agreements, and conditions required to be kept, performed, fulfilled, and observed by the tenant under the Lease from and after the execution and delivery of this Assignment by Assignor and Assignee.

4.             Indemnification of Assignee.  Assignor hereby agrees to indemnify, defend, and hold Assignee harmless from and against any and all liability, loss, cost, damage and expense (including, without limitation, reasonable attorneys’ fees and costs) directly or indirectly arising out of or based upon Assignor’s failure to keep, perform, fulfill, and observe any of the terms covenants, obligations, agreements, and conditions required to be kept, performed, fulfilled, and observed by the tenant under the Lease prior to the execution and delivery of this Assignment by Assignor and Assignee.

5.             Rentals.  All rents payable under or pursuant to the Lease shall be prorated as between Assignor and Assignee pursuant to, and in accordance with, the terms of the Agreement.

6.             Further Assurances.  Assignor hereby covenants that it will, at any time and from time to time following a written request therefor, execute and deliver to Assignee and its successors and assigns, any additional or confirmatory instruments and take such further acts as Assignee may reasonably request to evidence fully the assignment contained herein.

7.             Binding Effect.  This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

8.             Survival of Certain Provisions.  The provisions of Sections 2. 3, 4, 5 and 6 hereof shall survive the execution and delivery of this Assignment by Assignor and Assignee and the assignment of the Lease pursuant hereto.

9.             Governing Law.  This Assignment shall be construed in accordance with and governed by the laws of the State of Nevada.

10.           Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

[Signatures Appear on Following Page]

Assignor:	E-T-T ENTERPRISES L.L.C.,
a Nevada limited liability company

	By:	/s/ Tim Herbst
	Name:	Tim Herbst
	Title:	Member

Assignee:	E-T-T, INC.,
a Nevada corporation

	By:	/s/ Troy Herbst
	Name:	Troy Herbst
Title:

CONSENT AND AGREEMENT
OF
THE HERBST FAMILY LIMITED PARTNERSHIP II

The undersigned, being the landlord under the above referenced Lease which is being assigned from E-T-T ENTERPRISES L.L.C., a Nevada limited liability company, to and for the benefit of E-T-T, INC., a Nevada corporation, hereby agrees and consents to the assignment of the Lease on the terms of the foregoing Assignment.

THE HERBST FAMILY LIMITED PARTNERSHIP II

By:	/s/ Tim Herbst
Name:	Tim Herbst
Title:	Trustee